UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 23, 2016

CRIMSON WINE GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On August 23, 2016, Joseph S. Steinberg, a Director of Crimson Wine Group, Ltd. (the “Company”), adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), to purchase shares of the Company’s common stock.

Under Mr. Steinberg’s Rule 10b5-1 plan, a broker will purchase up to $1,000,000 of shares of the Company’s common stock at prevailing market prices with a maximum price per share of $9.00, provided that in no event will purchases on any purchase day exceed 12.5% of the average daily trading volume or ADTV (as defined in Rule 10b-18(a)(1) of the Exchange Act) in the Company’s common stock.  Transactions under Mr. Steinberg’s 10b5-1 plan will be reported to the Securities and Exchange Commission (the “SEC”) in accordance with applicable securities laws, rules and regulations.

The 10b5-1 plan adopted by Mr. Steinberg is intended to comply with Rule 10b5-1 of the Exchange Act and the Company’s Insider Trading and Anti-Tipping Policy, which permit issuers, officers, directors or employees who are not then in possession of material non-public information to enter into a pre-arranged plan for buying or selling Company stock under specified conditions and at specified times.

On August 24, 2016, the Company amended the 10b5-1 plan to repurchase shares of the Company’s common stock that it previously adopted on March 11, 2016 (the “Plan Amendment”).  The Plan Amendment amended the maximum percentage for the weekly ADTV to 12.5%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 29, 2016

CRIMSON WINE GROUP, LTD.

By:  /s/ Shannon McLaren

Name:  Shannon McLaren

Title:  Chief Financial Officer